UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2004

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Science Park New Haven, Connecticut		06511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 773-1450

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets.

Effective April 1, 2004, Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Company”), acquired Lark Technologies, Inc., a Delaware corporation (“Lark Technologies”), pursuant to an Agreement and Plan of Merger dated December 18, 2003 (the “Merger Agreement”) by and among the Company, Lark Technologies and Brown Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”).  Pursuant to the Merger Agreement, the Merger Sub merged with and into Lark Technologies, with Lark Technologies continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger, each outstanding share of Lark Technologies common stock was automatically converted into the right to receive 1.81 (the “Exchange Ratio”) shares of the Company’s common stock.  In addition, the Company has assumed all outstanding options to purchase shares of Lark Technologies common stock that were not otherwise exercised in accordance with their terms prior to April 1, 2004.  Such assumed options are exercisable to purchase shares of the Company’s common stock and generally have the same terms and conditions as were applicable under the Lark Technologies options, except that the number of shares of the Company’s common stock subject to such options, and the exercise price of such options, are adjusted by the Exchange Ratio in the manner required by the Merger Agreement.  The purchase price was based upon the Company’s determination of the fair value of Lark Technologies, and the terms of the Merger Agreement were determined as a result of arms’ length negotiations between the parties.

Prior to the Merger, Lark Technologies, based in Houston, Texas, offered genomic services for use in pharmaceutical, diagnostic and agricultural product research and development. These services include genomic data management, microarray support, quantitative PCR, genotyping, genetically-modified organism testing, and a battery of other molecular biology services which support researchers in the pharmaceutical, biotechnology and academic sectors in their attempt to understand the mechanisms of disease and to discover and develop new drugs.  The Company currently intends to use Lark Technologies’ plant, equipment and other physical property substantially in the manner such plant, equipment and other physical property were used by Lark Technologies immediately prior to the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial information required by this Item 7(a).  In accordance with Item 7(a)(4) of Form 8-K, such financial information will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that this Current Report on Form 8-K is filed with the Securities and Exchange Commission.

(b)           As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b).  In accordance with Item 7(a)(4) of Form 8-K, such pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that this Current Report on Form 8-K is filed with the Securities and Exchange Commission.

(c)           Exhibits.

Exhibit No.	Exhibit Description

2.1*

Agreement and Plan of Merger, dated December 18, 2003, by and among Genaissance Pharmaceuticals, Inc., Brown Acquisition Corp. and Lark Technologies, Inc. (previously filed on December 22, 2003, as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and incorporated herein by reference).

*                 The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 16, 2004	GENAISSANCE PHARMACEUTICALS, INC.

	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1*

Agreement and Plan of Merger, dated December 18, 2003, by and among Genaissance Pharmaceuticals, Inc., Brown Acquisition Corp. and Lark Technologies, Inc. (previously filed on December 22, 2003, as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and incorporated herein by reference).

*                 The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.